                                                                Exhibit 99.1

                    List of Joint Filers and Signature Page

BAIN CAPITAL LIFE SCIENCES INVESTORS, LLC

By: /s/ Andrew Hack
    ---------------
Title: Managing Director

BAIN CAPITAL LIFE SCIENCES FUND II, L.P.

By: Bain Capital Life Sciences Investors II, LLC,
its general partner

By: Bain Capital Life Sciences Investors, LLC,
its manager

By: /s/ Andrew Hack
    ---------------
Title: Managing Director

BAIN CAPITAL LIFE SCIENCES INVESTORS II, LLC

By: Bain Capital Life Sciences Investors, LLC,
its manager

By: /s/ Andrew Hack
    ---------------
Title: Managing Director

BCLS II INVESTCO, LP

By: BCLS II Investco (GP), LLC,
its general partner

By: Bain Capital Life Sciences Fund II, L.P.,
its manager

By: Bain Capital Life Sciences Investors II, LLC,
its general partner

By: Bain Capital Life Sciences Investors, LLC,
its manager

By: /s/ Andrew Hack
    ---------------
Title: Managing Director

BCLS II INVESTCO (GP), LLC

By: Bain Capital Life Sciences Fund II, L.P.,
its manager

By: Bain Capital Life Sciences Investors II, LLC,
its general partner

By: Bain Capital Life Sciences Investors, LLC,
its manager

By: /s/ Andrew Hack
    ---------------
Title: Managing Director

BCIP LIFE SCIENCES ASSOCIATES, LP

By: Boylston Coinvestors, LLC,
its general partner

By: /s/ Andrew Hack
    ---------------
Title: Authorized Signatory